EXHIBIT 99.1

Olympic Steel Reports 2015 First-Quarter Net Income

Board Declares Regular Quarterly Cash Dividend

CLEVELAND, May 1, 2015 (GLOBE NEWSWIRE) -- Olympic Steel Inc., (Nasdaq:ZEUS) a national metals service center, today announced financial results for the first quarter ended Mar. 31, 2015.

First-quarter 2015 net sales of $345.9 million were comparable with sales of $346.9 million recorded in the same quarter last year. Net income was $1.1 million or $0.10 per diluted share in the quarter, compared with net income of $2.8 million, or $0.25 per diluted share, in the first quarter of 2014. The year-over-year decline in net income was attributable to lower gross margin in the current-year period.

"Our strategy has been to diversify products and geographies in order to generate profitable growth regardless of the industry cycle," said Chairman and Chief Executive Officer Michael D. Siegal. "We responded quickly to sharp declines in metal pricing by implementing a multi-pronged profit improvement program early in 2015. As a result, operating expenses were reduced by $2.6 million in the quarter and we further strengthened our balance sheet by reducing inventory and debt."

"We believe that by carefully managing working capital and controlling operating costs, we can successfully manage a low-price environment while maintaining our long-term growth agenda," Siegal concluded.

The Company also announced its Board of Directors approved a regular quarterly cash dividend of $0.02 per share, which is payable on June 15, 2015, to shareholders of record on June 1, 2015.

Conference Call and Webcast

A simulcast of Olympic Steel's 2015 first-quarter earnings conference call can be accessed via the investor relations section of the Company's website at www.olysteel.com. The simulcast will begin at 9 a.m. ET today and a replay of the call will be available for 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: general and global business, economic, financial and political conditions, including the ongoing effects of the global economic recovery; competitive factors such as the availability, global production levels and pricing of metals, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; cyclicality and volatility within the metals industry; the strengthening of the U.S. dollar and the related impact on foreign steel pricing; the increased levels of imported steel in the United States; the availability and costs of transportation and logistical services; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, improve our customer service, and achieve cost savings, including our recently launched internal program to improve earnings; our ability to generate free cash flow through operations and limited future capital expenditures, reduce inventory and repay debt within anticipated time frames; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including additional goodwill impairment charges; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including the Winder, Georgia project, and our business information system implementations; the successes of our operational excellence initiatives to improve our operating, cultural and management systems and reduce our costs; the ability to comply with the terms of our asset-based credit facility; the ability of our customers and third parties to honor their agreements related to derivative instruments; customer, supplier and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or customers' personnel; the impacts of union organizing activities and the success of union contract renewals; the timing and outcomes of inventory lower of cost or market adjustments; the ability of our customers (especially those that may be highly leveraged, and those with inadequate liquidity) to maintain their credit availability; the inflation or deflation existing within the metals industry, as well as our product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory reserve; the adequacy of our existing information technology and business system software, including duplication and security processes; the adequacy of our efforts to mitigate cyber security threats; access to capital and global credit markets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; the enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs; and unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs for such contingencies.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. The Company's CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel operates from 35 facilities in North America.

For additional information, please visit the Company's website at www.olysteel.com or www.b2i.us/profiles/investor/ContactUs.asp?BzID=2195

-Financial Tables Follow-

Olympic Steel, Inc.
Consolidated Statements of Operations
(in thousands, except per-share data)

	Three Months Ended Mar. 31,
	2015	2014
	(unaudited)
Net sales	$ 345,865	$ 346,913

Costs and expenses

Cost of materials sold (excludes items shown separately below)	279,939	275,467
Warehouse and processing	22,537	21,360
Administrative and general	17,330	18,937
Distribution	9,301	9,856
Selling	5,891	6,518
Occupancy	2,710	2,870
Depreciation	4,590	5,454
Amortization	222	222

Total costs and expenses	342,520	340,684

Operating income	3,345	6,229

Other income (loss), net	(31)	2

Income before interest and income taxes	3,314	6,231
Interest and other expense on debt	1,563	1,754

Income before income taxes	1,751	4,477
Income tax provision	682	1,700

Net income	$ 1,069	$ 2,777

Earnings per share:

Net income per share - basic	$ 0.10	$ 0.25

Weighted average shares outstanding - basic	11,195	11,089

Net income per share - diluted	$ 0.10	$ 0.25

Weighted average shares outstanding - diluted	11,195	11,090

Olympic Steel, Inc.
Consolidated Balance Sheets
(in thousands)

	At Mar. 31, 2015	At Dec. 31, 2014
	(unaudited)	(audited)
Assets

Cash and cash equivalents	$ 4,914	$ 2,238
Accounts receivable, net	151,477	123,804
Inventories, net (includes LIFO debit of $3,457 as of Mar. 31, 2015 and $3,207 as of Dec. 31, 2014)	280,266	311,108
Prepaid expenses and other	15,359	20,434
Assets held for sale	1,125	1,125
Total current assets	453,141	458,709

Property and equipment, at cost	366,754	366,989
Accumulated depreciation	(192,267)	(189,603)
Net property and equipment	174,487	177,386

Goodwill	16,951	16,951
Intangible assets, net	33,424	33,646
Other long-term assets	14,091	14,056
Total assets	$ 692,094	$ 700,748

Liabilities

Current portion of long-term debt	$ 3,530	$ 3,530
Accounts payable	97,308	91,252
Accrued payroll	9,457	10,224
Other accrued liabilities	24,989	26,971
Total current liabilities	135,284	131,977

Credit facility revolver	234,100	244,090
Other long-term liabilities	11,649	13,249
Deferred income taxes	29,104	30,651
Total liabilities	410,137	419,967

Shareholders' Equity

Preferred stock	--	--
Common stock	127,301	126,339
Accumulated other comprehensive loss	(1,185)	(549)
Retained earnings	155,841	154,991
Total shareholders' equity	281,957	280,781
Total liabilities and shareholders' equity	$ 692,094	$ 700,748

Olympic Steel, Inc.
Segment Financial Information
(in thousands)

	Three Months Ended
	Mar. 31,
	(unaudited)
	2015	2014
Net sales
Carbon flat products	$ 228,545	$ 239,715
Specialty metals flat products	52,631	46,138
Tubular and pipe products	64,689	61,060
Total net sales	$ 345,865	$ 346,913

Depreciation and amortization
Carbon flat products	$ 3,161	$ 4,022
Specialty metals flat products	160	195
Tubular and pipe products	1,466	1,434
Corporate	25	25
Total depreciation and amortization	$ 4,812	$ 5,676

Operating income
Carbon flat products	$ 350	$ 3,406
Specialty metals flat products	710	1,442
Tubular and pipe products	4,254	3,437
Corporate	(1,969)	(2,056)
Total operating income	$ 3,345	$ 6,229

Other income (loss), net	(31)	2
Income before interest and income taxes	$ 3,314	$ 6,231
Interest and other expense on debt	1,563	1,754
Income before income taxes	$ 1,751	$ 4,477

Capital expenditures
Flat products segments	$ 1,188	$ 1,017
Tubular and pipe products	503	1,320
Corporate	--	4
Total capital expenditures	$ 1,691	$ 2,341

	At Mar. 31,	At Dec. 31,
	2015	2014
Goodwill
Flat products segments	$ 500	$ 500
Tubular and pipe products	16,451	16,451
Total goodwill	$ 16,951	$ 16,951

Total assets
Flat products segments	$ 483,796	$ 496,253
Tubular and pipe products	207,765	203,937
Corporate	533	558
Total assets	$ 692,094	$ 700,748

Other information:
(in thousands, except per-share data)	At Mar. 31,	At Dec. 31,
	2015	2014

Shareholders' equity per share	$ 25.64	$ 25.55

Debt-to-equity ratio	0.84 to 1	0.88 to 1

Three Months Ended
Mar. 31,
	2015	2014

Net cash from (used for) operating activities	$ 14,568	$ (27,989)

Cash dividends per share	$ 0.02	$ 0.02

CONTACT: IR Contact:
         Matthew J. Dennis, CFA
         Olympic Steel Investor Relations
         (216) 672-0522